UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION
Comcast Cable Communications, LLC
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA DELAWARE DELAWARE DELAWARE DELAWARE (State of Incorporation or Organization)	27-0000798 23-2175755 84-1260157 91-2047743 84-1372033 (I.R.S. Employer Identification No.)
One Comcast Center Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19103-2838 (Zip Code)

NBCUniversal Media, LLC
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	14-1682529 (I.R.S. Employer Identification No.)
30 Rockefeller Plaza New York, New York (Address of Principal Executive Offices)	10112-0015 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
NBCUniversal Media, LLC Guarantees to Comcast Corporation’s 5.00% Notes due 2061	New York Stock Exchange

NBCUniversal Media, LLC Guarantees to Comcast Corporation’s 5.50% Notes due 2029	New York Stock Exchange

NBCUniversal Media, LLC Guarantees to Comcast Cable Communications, LLC’s 9.455% Guaranteed Notes due 2022	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                 Description of Registrants’ Securities to be Registered

Comcast Corporation and Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC hereby amend their Registration Statement on Form 8-A (File No. 001-32871), filed on November 30, 2012, and their Registration Statement on Form 8-A (File No. 001-32871) filed on November 18, 2010, and Comcast Cable Communications, LLC (formerly known as AT&T Broadband Corp.) hereby amends its Registration Statement on Form 8-A (File No. 001-31526) filed on November 1, 2002, as amended on December 20, 2002, in each case to add NBCUniversal Media, LLC as a guarantor of Comcast Corporation’s 5.00% Notes due 2061, Comcast Corporation’s 5.50% Notes due 2029 and Comcast Cable Communications, LLC’s 9.455% Guaranteed Notes due 2022 (together, the “Guarantees”). The description of the Guarantees presented under Items 1.01 and 3.03 in Comcast Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2013 is incorporated herein by reference.

Item 2.                 Exhibits

Exhibit Number	Description

4.1
Indenture dated as of January 7, 2003 by and among Comcast Corporation (“Comcast”), the subsidiary guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee (the “Trustee”), relating to Comcast’s debt securities (incorporated by reference to Exhibit 4.4 to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 20, 2009).

4.2
Supplemental Indenture dated as of March 25, 2003 by and among Comcast, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.5 to Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 20, 2009).

4.3
Second Supplemental Indenture, dated as of August 31, 2009 by and among Comcast, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.1 to Comcast’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2009).

4.4
Third Supplemental Indenture, dated as of March 27, 2013, by and among Comcast, the subsidiary guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.4 to Comcast’s Quarterly Report on Form 10-Q for the quarter ended March 21, 2013, filed with the Securities and Exchange Commission on May 1, 2013).

4.5
Form of Indenture among Comcast Cable Communications, LLC (formerly known as AT&T Broadband Corp.), the guarantors party thereto and the Trustee relating to the 9.455% Guaranteed Notes due November 15, 2022 (incorporated by reference to

Exhibit Number	Description

Exhibit 4.18 to Comcast’s Amended Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on September 26, 2002).

4.6	First Supplemental Indenture, dated August 31, 2009, among Comcast Cable Communications, LLC, the guarantors party thereto and the Trustee.

4.7	Second Supplemental Indenture, dated as of March 27, 2013, among Comcast Cable Communications, LLC, the guarantors party thereto and the Trustee.

4.8
Form of Officers’ Certificate setting forth the terms of Comcast Corporation’s 5.00% Notes due 2061 (incorporated by reference to Exhibit 4.4 to Comcast’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 3, 2012).

4.9
Form of Officers’ Certificate setting forth the terms of Comcast Corporation’s 5.50% Notes due 2029 (incorporated by reference to Exhibit 4.4 to Comcast’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

COMCAST CORPORATION

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

COMCAST CABLE HOLDINGS, LLC

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

COMCAST MO GROUP, INC.

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

COMCAST MO OF DELAWARE, LLC

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

NBCUNIVERSAL MEDIA, LLC

By:	/s/ ARTHUR R. BLOCK
	Name:	Arthur R. Block
	Title:	Senior Vice President

Date:  May 5, 2014